Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alpine Air Express, Inc. (the "Company") on Form 10-KSB for the period ending October 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Amended Annual Report"), We, Eugene Mallette, Chief Executive Officer and director and Don T. Squire, Jr., Chief Financial Officer of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 1/26/2008                        /s/Eugene Mallette

                                                   Eugene Mallette

                                                   Chief Executive Officer and Director

Dated: 1/26/2008                        /s/Don T. Squire, Jr.

                                                   Don T. Squire, Jr.

                                                   Chief Financial Officer